UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2005

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant ("Encore"), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant ("Bravo"), and the registrant, as guarantors and originators, and ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, entered into Amendment Number One to the Master Repurchase Agreement and Pricing Side Letter with DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers ("Amendment No. 1"). Amendment No. 1 increased the Maximum Aggregate Purchase Price from $300 million to $500 million, $400 million of which is committed and $100 million of which is uncommitted. Amendment No. 1 is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Amendment Number One to Master Repurchase Agreement and Pricing Side Letter, dated as of August 18, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Bravo Credit Corporation, as guarantors and originators, ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, and DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

August 24, 2005	By:	Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Number One to Master Repurchase Agreement and Pricing Side Letter, dated as of August 18, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Bravo Credit Corporation, as guarantors and originators, ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, and DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers.